EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236629 on Form S-3 of our reports dated February 25, 2021, relating to the financial statements of Pacific Gas and Electric Company and the effectiveness of Pacific Gas and Electric Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Pacific Gas and Electric Company for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 25, 2021